REAL ESTATE PURCHASE AND SALE AGREEMENT

David A., Paul A., Edmund A., and Victor A. Garcia (hereinafter **"Seller"**) agrees to sell and **Renovate Properties, LLC** or assignee (hereinafter **"Buyer"**), agrees to buy all that tract or parcel of land, with such improvements as are located thereon, described and known as: 1460 North Eastern Avenue (Street), situated in Los Angeles (City), Los Angeles (County), State of CA, 90063 (Zip Code), with parcel ID 5225-010-004, together with all fixtures, landscaping, improvements and appurtenances, all being hereinafter collectively referred to as the **"Property"**. The full legal description of the Property is the same as is recorded with the recorder's office or clerk of the county in which the Property is located and is made a part of this Agreement by reference.

1. **PURCHASE PRICE:** $750,000 U.S. Dollars (the **"Purchase Price"**).

2. **CLOSING COSTS AND EXPENSES:** Buyer shall pay both sides of customary closing costs.

3. **CLOSING DATE:** This transaction shall be closed on or before ________________ or 60 days after acceptance of offer at the closing agent selected by the Buyer.

4. **POSSESSION / PERSONAL PROPERTY:** Any personal property left in or at the Property after closing shall be considered abandoned by the Seller and Buyer may dispose of it in any manner deemed appropriate by Buyer. This Section 4 shall survive the closing. Home to be delivered vacant of occupants.

5. **PROPERTY CONDITION, LOSS OR DAMAGE:** The Property is sold in AS-IS condition. Seller has no obligation to make repairs to the Property. However, Seller shall deliver the Property in substantially the same condition as of the date of this agreement. If the Property is destroyed or substantially damaged prior to closing, the Buyer shall have the right and option to void this agreement and receive a full refund of all monies paid or Buyer may elect to complete the closing and to receive any and all insurance proceeds paid under the Seller's insurance policy with respect to such damage. In such event, Seller shall assign to Buyer at closing its rights to receive insurance proceeds.

6. **GRANT DEED:** At closing Seller shall convey marketable, insurable, fee simple, clear title by GRANT DEED to the Buyer. Seller shall also execute and deliver any and all certifications, affidavits and statements necessary or desirable to complete the closing as may be reasonably required by the Buyer and the Buyer's closing agent and title insurer.

7. **PRORATIONS:** All taxes and association fees shall be prorated as of the day of closing.

8. **ENTIRE AGREEMENT:** This agreement is the sole and entire agreement between the parties, and other agreements, oral or otherwise, are hereby merged and terminated into this agreement. This agreement may only be waived or modified in writing and signed by all parties hereto. This agreement shall be binding on all of the parties' heirs, successors and assigns.

9. **ASSIGNMENT:** Buyer shall have the right and option to market the Property and to assign this agreement prior to closing.

10. **DISCLOSURE:** Buyer is a professional homebuyer and buys property at or below market prices for profit. Russell Nelson is a licensed Real Estate Salesperson (DRE # 02125072). Neither the Buyer nor anyone associated with the Buyer is representing Buyer or Seller as an agent in this transaction.

11. **ACCESS:** Seller to provide Buyer and its agents access to the Property prior to closing.

Seller Initial(s) VG, OG, EG, PG

Buyer Initial(s) RN

12. **INSPECTIONS:** Buyer shall have 14 days after acceptance to: complete all Buyer investigations and inspections which it may elect to conduct; approve all disclosures, reports and other applicable information which Buyer receives from Seller; and approve all other matters affecting the Property. Buyer may within such period notify Seller of receipt of its inspection report(s). Buyer may cancel this agreement and receive a refund of its earnest money deposit if Buyer is not satisfied with the inspection reports or any such disclosures.

13. **DISPUTES:** We do not expect any disputes between Buyer and Seller to arise but in the event of legal, arbitral or regulatory proceedings to resolve any such dispute the substantially prevailing party shall be reimbursed by the other party for its reasonable legal fees, costs and expenses.

14. **ADDITIONAL TERMS:** The following terms, if in conflict with any of the preceding, shall control: Buyer to submit a non refundable earnest money deposit of $25,000 with escrow upon completed inspection period. If Buyer does not perform on this contract, Seller to retain these funds.

This is a binding legal document. Each party should seek their own independent legal advice before signing. All parties acknowledge that by signing they have read, understood and agreed to this contract.

IN WITNESS HEREOF, all parties hereto affix their hands and seals on ________________ .

Victor A. Garcia
David A. Garcia
Seller Signature

Victor Garcia, David Garcia
Print Name

Buyer Signature

Russell Nelson
Manager
Renovate Properties, LLC

Edmund A. Garcia
Paul A. Garcia
Seller Signature

Edmund Garcia, Paul Garcia
Print Name

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT RIGHTS

STATE OF CALIFORNIA COUNTY OF LOS ANGELES

THIS ASSIGNMENT OF RIGHTS (hereinafter referred to as the *"Assignment"*), made and entered into this **Febuary 25, 2024** by and between **Renovate Properties LLC**, the original Buyer (hereinafter referred to a "*Assignor*" or Buyer 1), and **MOPANE INVESTMENTS, LLC, A WYOMING LLC**, the New Buyers (hereinafter referred to as "*Assignee*" or Buyer 2).

WITNESSETH:

WHEREAS, Assignor entered into a certain Purchase and Sale Agreement (hereinafter referred to as the "*Agreement*") on **February 16, 2024** with **David A., Edmund A., Paul A., Victor A. Garcia**, (hereinafter to as "*Seller*"), for property located at **1460 N Eastern Ave, Los Angeles, Ca 90063** copy of said Agreement being attached here to as **Exhibit "A"**, and made a part hereof by reference.

AND WHEREAS, Assignor wishes to sell and Assignee wishes to buy all of Assignor's right, title, interest, use, and benefits in and to the Agreement.

1. **NOW, THEREFORE**, and in consideration of **$750,000** plus closing costs as stated in original Purchas Contract PLUS $**10,000.00** assignment fee to Buyer 1 and other valuable consideration, received from or on behalf of Assignee, the receipt and sufficiency whereof is

   - **Assignor** has a contract to purchase the subject property; this will be closed in seller's choice of escrow and title companies.

   - **Assignee** will deposit **$25,000.00** to Escrow of Assignor's choice as a non-refundable deposit and will do so within one (1) business day after inspection.

   - **Assignee** agrees to purchase the subject property for **$760,000 plus all closing costs** as dictated by escrow and wiring instructions, with a closing date set for **April 16, 2024 or earlier.**

   - **Assignee** and **Assignor** agrees to incorporate Closing Procedures and Agreement (**Exhibit B**)

   Assignor does hereby grant, bargain, sell, assign, transfer, convey, and set over unto **Assignee** that certain Purchase and Sale Agreement stated herein.

2. If seller cannot provide clear and transferable title the Assignee will not be obligated to purchase the property and Deposit will be returned.

3. If the property is encumbered with a lien, the Assignee can cancel this agreement. If Assignee wishes to proceed with the purchase, the lien and any payments associated with the lien will be the responsibility of the Assignee.

4. Assignee agrees to stand in the place of Assignor, and agrees to indemnify with the exception of fraud & misrepresentation and hold harmless Assignor from and against any claim or action which may hereafter be brought or asserted by Seller against Assignor arising under or by virtue of the Agreement.

5. Assignor and Assignee warrant and represent, each to the other, that they have the power and authority to enter into this Assignment, that there are no defaults under the terms of the Agreement of which the parties are aware, and that Assignor has not previously assigned, transferred, pledged or hypothecated Assignor's interest in the Agreement.

Assignee DB
Assignor TL

6. TO HAVE AND TO HOLD the same unto the said Assignee, and the heirs, legal representatives, successors and assigns forever. This Assignment constitutes the sole and entire agreement between the parties hereto and no modification shall be binding unless set forth in writing and signed by all parties hereto.

7. This Assignment shall be construed under the laws of the State of CALIFORNIA.

IN WITNESS WHEREOF, the Original Buyer has caused these presents to be executed in the name(s), and seal(s) to be affixed hereto this:

Buyer 1 Troy Lines **Date:** February 26, 2024

Renovate Properties LLC

By: Troy Lines - Manager

Buyer 2 David Behrend **Date** February 26, 2024

MOPANE INVESTMENTS, LLC, A WYOMING LIMITED LIABILITY COMPANY

By: David Behrend, Manager

EXHIBIT A

Residential Purchase Contract to follow on the next page.

Subject Property: 1460 N Eastern Ave, Los Angeles, Ca 90063

APN #: 5225-010-004

[Remaining of the Page Left Blank Intentionally]

EXHIBIT B

CLOSING PROCEDURES AND AGREEMENT

This letter serves as confirmation to the agreement we have set forth regarding the property at: **1460 N Eastern Ave, Los Angeles, Ca 90063** of **Los Angeles County** APN#: **5225-010-004.** This agreement is between **Renovate Properties LLC.** ('Buyer 1') and **MOPANE INVESTMENTS, LLC, A WYOMING LIMITED LIABILITY COMPANY** ('Buyer 2').

Here are the points of that agreement:

1) Buyer 1 has a contract for the purchase of above property from **David A., Edmund A., Paul A., Victor A. Garcia.** (*'Original Seller'*), with a closing date set for **April 16, 2024 or earlier**.

2) Buyer 2, agrees to wire **$25,000.00** to Escrow of Assignors choice and email this fully executed assignment of purchase and sale rights agreement to buyer 1.

3) Buyer 1 and 2 will close escrow with an addendum changing title vesting to Buyer 2's choice of entity.

4) The closing will be facilitated by wired funds for the full amount necessary (**$750,000** plus closing cost PLUS **$10,000.00** assignment fee to Buyer 1) from Buyer 2. This fee to Buyer 1 will then be paid directly from Escrow at the close of escrow.

5) If Escrow will not allow a third-party disbursement, Buyer 2 agrees to then pay the assignment fee outside of escrow, in certified funds, concurrently with the close of escrow.

6) If Seller agrees to a reduced sales price prior to the close of escrow, assignment fee will increase by the same amount.

7) Buyer 1 agrees to transfer all rights, benefits, and interests regarding this transaction to Buyer 2 immediately after Escrow receives cashier's check or wire in the amount of **$25,000.00**

8) Undersigned agrees that Renovate Properties LLC. is acting as administrator between buyer, seller, and escrow to this transaction and will remain so until escrow is closed.

9) If Buyer 1 cannot provide clear and transferable title, Buyer 2 will not be obligated to purchase property and Deposit will be returned.

10) If for any other reason besides #9 above Buyer 2 does not complete the transaction, Deposit is to be released to Buyer 1 as it is not refundable.

Buyer 1 Troy Lines **Date:** February 26, 2024

RENOVATE PROPERTIES LLC

By: Troy Lines - Manager

Buyer 2 David Behrend **Date** February 26, 2024

MOPANE INVESTMENTS, LLC, A WYOMING LIMITED LIABILITY COMPANY

By: David Behrend, Manager

PACIFIC ONE ESCROW, INC.

Pacific One Escrow, Inc.
3714 Sunnyside Dr., Ste B
Riverside, CA 92506
Phone 951.288.6892 * Fax 844.272.0224

ADDITION AND/OR AMENDMENT TO ESCROW INSTRUCTIONS

Date:	May 17, 2024
Escrow No.:	24-1273MS
Property Address:	1460 N. Eastern Avenue, Los Angeles, CA 90063
Escrow Officer:	Maria Lupercio

The instructions in this escrow are hereby modified, amended and/or supplemented in the following particulars only:

PURCHASE PRICE: The purchase price shall be $670,000.00

CLOSE OF ESCROW: The close of escrow shall be on or before June 7, 2024.

MEMORANDUM ITEMS: MATTERS OF MEMORANDUM WITH WHICH ESCROW HOLDER IS NOT TO BE CONCERNED, but are items of agreement between parties.

Tenant: Urbano (Unit 1462 N. Eastern Avenue) to remain at property at time of closing. Seller to assign rights to buyer of any rents owed by tenant at time of closing, and to transfer security deposit of $1,210.00 to Buyer through escrow.

Tenant: Robles/Jimenez (Unit 1462 1/2 N. Eastern Avenue) to remain at property at time of closing. Seller to assign rights to Buyer of any rents owed by tenant at time of closing, and to transfer security deposit of $1,350.00 to Buyer through escrow.

Front house 1460 N. Eastern and all garages to remain vacant through close of escrow.

Seller to assist in obtaining estoppels from tenants, Urbano and Robles/Jimenez, and agrees to sign estoppels in event tenant refuses to sign said estoppels. Buyer to assist in obtaining estoppels.

Seller agrees to provide tenants with 24 hour notice to enter units to allow appraiser to complete appraisal. Buyer to assist in notice preparation and will serve said notice on tenant.

All other terms of RESPA and APSAR to remain in force.

All other terms and conditions remain the same.

Mopane Investments, LLC

DocuSigned by:
BY: *David Behrend*
David Behrend
Manager

DocuSigned by:
Edmundo Garcia
Edmundo Garcia

DocuSigned by:
David Garcia
David Garcia

ADDITION AND/OR AMENDMENT TO ESCROW INSTRUCTIONS
(Continued)

Paul Garcia

DocuSigned by:

Victor Garcia

Victor Garcia